Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated June 11, 2004 relating to the financial statements and financial statement schedules of Potomac Insurance Company of Illinois, which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 19, 2004